SBF
SANFORD, BAUMEISTER & FRAZIER, PLLC
Certified Public Accountants and Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated July 23, 2010, with respect to the consolidated financial statements of Hallmark Human Resources, Inc. and subsidiaries, in the Form 8-K with respect to the share exchange with Great Spirits, Inc.

/s/ SANFORD, BAUMEISTER & FRAZIER
SANFORD, BAUMEISTER & FRAZIER, PLLC
Fort Worth, Texas
November 30, 2010